Exhibit 23

ARGY, WILTSE & ROBINSON, P.C.

CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS CONSULTANTS

INDEPENDENT ACCOUNTANTS’ CONSENT

We consent to the use in this Form 8-K/A1 of Washington Real Estate Investment Trust (“WRIT”) of our reports dated February 6, 2008, relating to the audited historical summaries of gross income and direct operating expenses of Woodholme Centre and Woodholme Medical Office Building, Ashburn Farm Park, CentreMed I and II, and 2000 M Street for the year ended December 31, 2006. We also consent to the incorporation by reference of our reports in WRIT’s Form S-8, File No. 33-63671, Form S-8, File No. 333-48081, Form S-8, File No. 333-48882, Form S-3, File No. 333-54704, Form S-4 Form No. 333-48293, Form S-8, File No. 333-68016, Form S-3, File No. 333-136921, and Form S-8, File No. 333-145327.

/s/ ARGY, WILTSE & ROBINSON, P.C.

McLean, Virginia
February 13, 2008

MEMBER OF THE LEADING EDGE ALLIANCE

800 Fairway Drive Suite 340 Deerfield Beach, Florida 33441 Phone: 954-312-4600 Fax: 954-596-4720 www.awr.com

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